Exhibit 32.2

Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of Everforth, Inc. (the "Company"), hereby certifies that, to her knowledge on the date hereof:

(a) the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2026 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 30, 2026	/s/ Marie L. Perry
Marie L. Perry
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)